                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                        Corporate Office Properties Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[CORPORATE OFFICE PROPERTIES LOGO]

Corporate Office Properties Trust
401 City Avenue, Suite 615
Bala Cynwyd, Pennsylvania 19004-1126
Telephone 610-538-1800
Facsimile 610-538-1801
Website   www.copt.com


To:       Our Shareholders

From:     Clay W. Hamlin, III

Subject:  Invitation to the Corporate Office Properties Trust
          2001 Annual Meeting



     You are cordially invited to attend our Annual Meeting on May 17, 2001 to find out more about Corporate Office Properties Trust and the significant progress we are making. You will have the opportunity at this meeting to ask questions and make comments. Enclosed with this Proxy Statement are your voting card and the 2001 Annual Report.


     I look forward to seeing you at the Annual Meeting.



                                                /s/ Clay W. Hamlin, III
                                                -------------------------
                                                Clay W. Hamlin, III
                                                Chief Executive Officer

[CORPORATE OFFICE PROPERTIES LOGO]

Corporate Office Properties Trust
8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045-2272
Telephone 410-730-9092
Facsimile 410-740-1174
Website   www.copt.com


March 30, 2001

Notice of Annual Meeting of Shareholders

Date:  Thursday, May 17, 2001
Time:  10:00 a.m.
Place: The World Trade Center Baltimore
       401 East Pratt Street, 21st Floor
       Baltimore, MD


     We will hold our Annual Meeting of Shareholders on May 17, 2001 at 10:00 a.m. at The World Trade Center Baltimore. During the Annual Meeting, we will consider and take action on the following proposals:

1. To elect four Trustees, Jay H. Shidler, Clay W. Hamlin, III, Edward A. Crooke and Kenneth S. Sweet, Jr., each for a term of three years;

2. To amend our 1998 Long Term Incentive Plan to increase the number of common shares issuable under the plan.

3.   To transact any other business properly before the Annual Meeting.

     You may vote at the meeting if you were a shareholder of record on March 23, 2001.



By order of the Board of Trustees



/s/ John H. Gurley
----------------------------------------------------
John H. Gurley
Senior Vice President, General Counsel and Secretary

                                 PROXY STATEMENT


This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about March 30, 2001, to owners of common shares of beneficial interest of Corporate Office Properties Trust in connection with the solicitation of proxies by the Board of Trustees for our 2001 Annual Meeting of Shareholders. This proxy procedure is necessary to permit all Corporate Office Properties Trust shareholders to vote since many may be unable to attend the Annual Meeting. The Board of Trustees encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.


                                    CONTENTS

General Information                                                          2
Proposal 1--Election of Trustees                                             5
Our Board of Trustees                                                        6
Our Executive Officers                                                       8
Proposal 2--Amendment to our 1998 Long Term Incentive Plan                   9
Summary of the 1998 Long Term Incentive Plan                                10
Report of the Compensation Committee                                        14
Report of the Audit Committee                                               15
Fees Billed for Services Rendered by Principal Accountant                   16
Common Shares Performance Graph                                             17
Share Ownership of our Trustees, Executive Officers and
  5% Beneficial Owners                                                      18
Section 16(a) Beneficial Ownership Reporting Compliance                     19
Summary Compensation Table                                                  19
Employment Agreements                                                       20
Option Grant Table                                                          21
Option Exercise Table                                                       22
Certain Transactions                                                        23
Requirements for Advance Notification of Nominations                        23
Independent Auditors                                                        24
Annual Report on Form 10-K                                                  24
Exhibit A--Charter of the Audit Committee                                   25

                               GENERAL INFORMATION

The questions and answers set forth below provide general information regarding this proxy statement and our annual meeting of shareholders.

WHEN ARE OUR ANNUAL REPORT TO SHAREHOLDERS AND THIS PROXY STATEMENT FIRST BEING SENT TO SHAREHOLDERS?

Our annual report to shareholders and this proxy statement are being sent to shareholders beginning on or about March 30, 2001.

WHAT AM I VOTING ON?

     1.   The election of four Trustees, each for a three-year term.

     2. The amendment of our 1998 Long Term Incentive Plan to increase the number of common shares issuable under the plan.

     3.   Any other business that properly comes before the meeting for a vote.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING AND HOW MANY VOTES DO THEY HAVE?

Common shareholders of record at the close of business on March 23, 2001 may vote at the Annual Meeting. Each share has one vote. There were 20,426,437 common shares outstanding on March 23, 2001.

HOW DO I VOTE?

You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our shareholders to enable them to vote.

WHAT IS A PROXY?

A proxy is a person you appoint to vote on your behalf. We are soliciting your appointment of proxies so that your common shares may be voted at the Annual Meeting without your attendance. If you complete and return the enclosed proxy card, your shares will be voted by proxy.

BY COMPLETING AND RETURNING THIS PROXY CARD, WHO AM I DESIGNATING AS MY PROXY?

You will be designating Clay W. Hamlin, III, our Chief Executive Officer, and Randall M. Griffin, our President and Chief Operating Officer, as your proxies. They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

HOW WILL MY PROXY VOTE MY SHARES?

Your proxy will vote according to the instructions on your proxy card. IF YOU COMPLETE AND RETURN YOUR PROXY CARD BUT DO NOT INDICATE YOUR VOTE ON BUSINESS MATTERS, YOUR PROXY WILL VOTE "FOR" PROPOSALS 1 AND 2. We do not intend to bring any other matter for a vote at the Annual

Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, using their best judgment, on any other business that properly comes before the Annual Meeting.

HOW DO I VOTE USING MY PROXY CARD?

Other than attending the Annual Meeting and voting in person, you must vote by mail. To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

HOW DO I REVOKE MY PROXY?

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

     o Notifying our Secretary, John H. Gurley, in writing at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045, that you are revoking your proxy;
     o    Executing a later dated proxy card; or
     o    Attending and voting by ballot at the Annual Meeting.

IS MY VOTE CONFIDENTIAL?

Yes, only certain of our employees will have access to your card.

WHO WILL COUNT THE VOTES?

An officer of Corporate Office Properties Trust will act as the inspector of election and will count the votes.

WHAT CONSTITUTES A QUORUM?

As of March 23 2001, 20,426,437 of our common shares were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you sign and return your proxy card, you will be considered part of the quorum, even if you withhold your vote. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after March 23, 2001 until a quorum is present.

HOW WILL MY VOTE BE COUNTED?

With respect to Proposal 1, the election of Trustees, votes may be cast in favor of or withheld from one or all nominees. Votes that are withheld will not be included in the vote and will have no effect on the vote.

With respect to Proposal 2, the amendment to the 1998 Long Term Incentive Plan,

     o you may abstain and your abstention will have the same effect as a vote against the plan amendment; and
     o we believe that if you hold your shares through a broker in "street" name and you do not give instructions to your broker to vote your shares with respect to the plan amendment, your broker will not vote your shares with respect to the plan amendment. Your broker's failure to vote your shares in this instance will have no effect on the vote because broker non-votes are not considered present at the meeting.

WHAT PERCENTAGE OF OUR COMMON SHARES DO THE TRUSTEES AND EXECUTIVE OFFICERS OWN?

Our Trustees and executive officers owned approximately 9.2% of our beneficially owned common shares as of March 23, 2001. (See the discussion under the heading "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners" for more details.)

WHO IS SOLICITING MY PROXY, HOW IS IT BEING SOLICITED AND WHO PAYS THE COST?

Our Board of Trustees is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Wells Fargo Bank Minnesota, N.A., our transfer agent, will be assisting us for a fee of approximately $1,000, plus out-of-pocket expenses. Corporate Office Properties Trust pays the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

WHO IS OUR LARGEST PRINCIPAL SHAREHOLDER?

As of March 23, 2001, Constellation Real Estate, Inc. and its affiliates, 111 Market Place, Baltimore, Maryland 21202, owned 8,876,171, or approximately 43%, of our common shares and our only Series A Convertible Preferred Shares. Constellation Real Estate, Inc. is a wholly-owned indirect subsidiary of Constellation Energy Group, Inc. ("Constellation Energy").

WHEN ARE SHAREHOLDER PROPOSALS FOR THE YEAR 2002 ANNUAL MEETING DUE?

Shareholder proposals to be presented at the 2002 Annual Meeting must be submitted in writing by March 18, 2002 to John H. Gurley, Senior Vice President, General Counsel and Secretary, at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045. You should submit any proposal by a method that permits you to prove the date of delivery to us. (See the discussion under the heading "Requirements for Advance Notification of Nominations" for information regarding certain procedures with respect to shareholder proposals and nominations of Trustees.)

                       PROPOSAL 1 -- ELECTION OF TRUSTEES

The terms of our four Class III Trustees expire upon the election of their successors at the Annual Meeting. Corporate Office Properties Trust, through our Nominating Committee of the Board of Trustees, proposed the renomination of Jay
H. Shidler, Clay W. Hamlin, III, Edward A. Crooke and Kenneth S. Sweet, Jr. for election as Class III Trustees at the Annual Meeting. Each of these nominees has agreed to serve a three-year term if elected.

JAY H. SHIDLER, age 55, has been Chairman of our Board of Trustees since
October 1997. Mr. Shidler is the founder and Managing Partner of The Shidler Group, a nationally recognized real estate investment company. Mr. Shidler has over 27 years of experience in real estate investment and has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada totaling over $4 billion in aggregate value. Mr. Shidler is a founder and current Chairman of the Board of Directors of First Industrial Realty Trust, Inc. Mr. Shidler is also founder and Chairman of the Board of CGA Group, Ltd., a holding company whose subsidiary is a AA rated financial guarantor.

CLAY W. HAMLIN, III, age 56, has been one of our Trustees and our Chief Executive Officer since October 1997. He was our President from October 1997 until September 1998. From May 1989 until joining us, Mr. Hamlin was the Managing Partner of The Shidler Group's Mid-Atlantic region, where he acquired, managed and leased over four million square feet of commercial property. He has been active in the real estate business for 28 years. Mr. Hamlin is also a founding shareholder of First Industrial Realty Trust, Inc.

EDWARD A. CROOKE, age 62, has been one of our Trustees since September
1998. Mr. Crooke served as Vice Chairman for Constellation Energy Group, Inc. from April 1999 to January 1, 2000, when he took early retirement. He was re-elected to the position of Vice Chairman for Constellation Energy Group, Inc. effective November 1, 2000. He also served as President and Chief Operating Officer of Baltimore Gas and Electric Company, a regulated utility and wholly-owned direct subsidiary of Constellation Energy Group, Inc., from 1992 to 1999 and as a Director from 1988 to April 1999. On January 1, 2000, he retired as a Director, Chairman of the Board, President and Chief Executive Officer of Constellation Enterprises, Inc., the parent company of most of Constellation Energy Group, Inc.'s unregulated subsidiaries. Mr. Crooke serves as a Director of Constellation Energy Group, Inc., Allfirst Financial, Inc., Allfirst Bank, AEGIS Insurance Services, Inc., Baltimore Equitable Insurance and Orion Power Holdings, Inc.

KENNETH S. SWEET, JR., age 68, has been one of our Trustees since October
1997. Mr. Sweet is Chairman of GSA Management, LLC and Managing Director of GS Capital, L.P., a venture capital and real estate partnership that he founded in 1991. In 1971, Mr. Sweet founded K.S. Sweet Associates which specialized in real estate and venture capital investments. From 1957 to 1971, he was with The Fidelity Mutual Life Insurance Company. Mr. Sweet serves as a Director, Chairman of the Real Estate Committee and a member of the Finance Committee of Main Line Health and is a Board member of the Philadelphia Chapter of the Nature Conservancy. He also serves as Chairman of Bryn Mawr Hospital Foundation and is on the Advisory Committee of the Arthur Ashe Youth Tennis Center.

If a quorum is present at the Annual Meeting, then a plurality of all votes cast at the meeting will be sufficient to elect a Trustee. There is no cumulative voting in the election of Trustees.

If any nominee is unable to stand for election, which we do not presently contemplate, the Board may provide for a lesser number of Trustees or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES IN PROPOSAL 1.

                              OUR BOARD OF TRUSTEES

HOW WOULD YOU DESCRIBE THE CLASSES OF THE BOARD OF TRUSTEES?

Our Declaration of Trust provides for three classes of Trustees who manage our business affairs. You will elect successors to our Class III Trustees in this election. Our shareholders will elect successors to our Class I Trustees in 2002 and Class II Trustees in 2003. All Trustees will be elected for three-year terms.

Constellation Real Estate, Inc. is entitled to elect two Trustees because of its Series A convertible preferred share ownership. Its elected Trustees are Edward A. Crooke (Class III Trustee) and Steven D. Kesler (Class II Trustee).


BESIDES THE THREE NOMINEES FOR ELECTION, WHO ARE THE OTHER MEMBERS OF OUR BOARD OF TRUSTEES?

         NAME                 AGE      OFFICE          CLASS
         ----                 ---      ------          -----
Betsy Z. Cohen...........      59     Trustee             I
Robert L. Denton.........      48     Trustee             I
Steven D. Kesler.........      49     Trustee            II
Kenneth D. Wethe.........      59     Trustee            II

BETSY Z. COHEN has been one of our Trustees since May 1999. Mrs. Cohen is Chairman, Chief Executive Officer and Trustee of RAIT Investment Trust, a real estate investment trust. She also serves as Chief Executive Officer of TheBancorp.com, Inc., Chairman of FinancialMuse.com, Inc. and as a Director of The Maine Merchant Bank, LLC and Aetna, Inc. From 1999 to 2000, Mrs. Cohen also served as a Director of Hudson United Bancorp, a holding company, the successor to JeffBanks, Inc. where she had been Chairman and Chief Executive Officer since its inception in 1981, and was formerly Director of First Union Corp. of Virginia and its predecessor, Dominion Bankshares, Inc.

ROBERT L. DENTON has been one of our Trustees since May 1999. Mr. Denton joined The Shidler Group in 1994 and is currently a Managing Partner and the resident principal in the New York office. From 1991 to 1994, Mr. Denton was with Providence Capital, Inc., an investment-banking firm which he co-founded. Mr. Denton is also a Trustee of CGA Group, Ltd.

STEVEN D. KESLER has been one of our Trustees since September 1998. Mr.
Kesler is the Chief Executive Officer and President of Constellation Investments, Inc., Constellation Real Estate Group, Inc. and Constellation Real Estate, Inc., wholly-owned indirect subsidiaries of Constellation Energy Group, Inc. In this role, Mr. Kesler manages a corporate investment entity, Constellation Energy Group Inc.'s pension plan, Constellation Energy's Group, Inc.'s nuclear decommissioning trust, a portfolio of real estate assets and a portfolio of assisted living assets. Prior to joining Constellation

Energy Group, Inc. in 1986, Mr. Kesler was Controller of
Westinghouse-Hittman Nuclear, Inc. and Manager of Budgets, Planning and Analysis with Maryland National Corporation.

KENNETH D. WETHE has been one of our Trustees since January 1990. Since 1990, Mr. Wethe has been the owner and principal officer of Wethe & Associates, a Dallas-based firm providing independent risk management, insurance and employee benefit services to school districts and governmental agencies. Mr. Wethe has over 25 years experience in the group insurance and employee benefits area.

HOW ARE THE TRUSTEES COMPENSATED?

     o Employee Trustees receive no compensation, other than their normal salary, for serving on the Board of Trustees or its committees.

     o    Non-employee Trustees receive:

          -  $15,000 annual fee;
          -  $1,000 per quarterly meeting;
          -  $500 per other meeting;
          -  Reimbursement for out-of-pocket expenses;
          -  Eligibility to participate in our 1998 Long Term Incentive Plan;
             and
          - Annual grants of options to purchase 5,000 common shares, exercisable at the fair market value of the common shares on the date of grant.

HOW ARE OUR TRUSTEES NOMINATED?

The nominating committee of the Board of Trustees is responsible for presenting nominations to the Board of Trustees and shareholders. (See the discussion under the heading "Requirements for Advance Notification of Nominations" concerning information about procedures for shareholder nominations for Trustees.)

WHAT ARE THE CURRENT COMMITTEES OF OUR BOARD OF TRUSTEES?

The Board of Trustees currently has four committees. The committees on which Trustees serve and the number of meetings held during 2000 are identified below.

BOARD MEMBER                  AUDIT     INVESTMENT    COMPENSATION    NOMINATING
------------                  -----     ----------    ------------    ----------
Jay H. Shidler                              X                              X
Betsy Z. Cohen                  X
Edward A. Crooke                                          X                X
Robert L. Denton                X
Steven D. Kesler                            X
Kenneth S. Sweet, Jr.                       X             X                X
Kenneth D. Wethe                X           X
Meetings Held in 2000           8           7             4                1

During 2000, the Board of Trustees had four meetings. All of the Trustees attended a minimum of 75% of the total of the Board of Trustees' meetings and their committee meetings except for Betsy Z. Cohen.

AUDIT COMMITTEE - This committee reviews our accounting, financial reporting and internal control functions and recommends the annual appointment of our independent accountants and reviews their services. All members are independent non-employee Trustees.

INVESTMENT COMMITTEE - This committee approves all of our real estate investments and acquisitions. Investments of greater than $25 million must also be approved by the full Board of Trustees.

COMPENSATION COMMITTEE - This committee administers executive compensation programs, policies and practices. The committee also acts in an advisory role on senior management compensation and administers our executive incentive plans. All members are non-employee Trustees.

NOMINATING COMMITTEE - This committee considers and recommends nominees for election as Trustees and officers.

                             OUR EXECUTIVE OFFICERS

Below is information with respect to our executive officers who are not Trustees.

RANDALL M. GRIFFIN, age 56, has been our President and Chief Operating Officer since September 1998. Mr. Griffin previously served as President of Constellation Real Estate Group, Inc. and Constellation Real Estate, Inc. since June 1993. From 1990 through March 1993, Mr. Griffin worked as Vice President-Development for EuroDisney Development in Paris, France. From 1976 to 1990, Mr. Griffin served for Linclay Corporation, a St. Louis based real estate development, management and investment company, most recently as Executive Vice President and Chief Operating Officer. He serves on the Board of Directors of The National Aquarium as its Vice

Chairman and is on the Board of the Columbia Festival of the Arts. He is Vice Chairman of the Maryland Economic Development Commission, and serves on its Executive Committee.

ROGER A. WAESCHE, JR., age 47, has been our Senior Vice President since September 1998 and our Chief Financial Officer since March 1999. Prior to joining us, Mr. Waesche was responsible for all financial operations of Constellation Real Estate, Inc., including treasury, accounting, budgeting and financial planning. Mr. Waesche also had primary responsibility for Constellation Real Estate, Inc.'s asset investment and disposition activities. Prior to joining Constellation Real Estate, Inc. in 1984, Mr. Waesche was a practicing Certified Public Accountant with Coopers & Lybrand L.L.P.

JOHN H. GURLEY, age 62, has been our Secretary, Senior Vice President and General Counsel since September 1998. Prior to joining us, Mr. Gurley served as Vice President and General Counsel of Constellation Real Estate, Inc. Prior to joining Constellation Real Estate, Inc. in 1987, Mr. Gurley spent 17 years with The Rouse Company where he worked eight years as Assistant General Counsel. Before that he worked in private practice for five years with Semmes, Bowen & Semmes where he provided a broad spectrum of real estate related services to various clients.

MICHAEL D. KAISER, age 49, has been President of Corporate Realty Management, LLC ("CRM") since April 1996 and President of Corporate Management Services, LLC since January 2000. Prior to joining CRM, Mr. Kaiser served as Vice President of Asset Management of Constellation Real Estate, Inc. He has more than 24 years of real estate experience, including a background in development, leasing and management of real estate projects in the Baltimore-Washington area. He serves on the Board of Directors of the Baltimore Chapter of the Building Owners and Managers Association.

DWIGHT S. TAYLOR, age 56, has been President of Corporate Development Services, LLC ("CDS") since September 1999, previously serving as Senior Vice President since joining CDS in September 1998. Mr. Taylor has more than 25 years of real estate experience, including 14 years with Constellation Real Estate, Inc. and four years with The Rouse Company. From 1977 to 1981, Mr. Taylor was Senior Vice President of the Baltimore Economic Development Corporation. He currently serves as President of the Maryland Chapter and is on the national Board of the National Association of Industrial and Office Properties and is on the Board of Directors of Micros Systems, Inc. He also served as Chairman of the Associated Black Charities from 1989 to 1991.

          PROPOSAL 2 -- AMENDMENT TO OUR 1998 LONG TERM INCENTIVE PLAN

We have outlined in the table below the proposed change to our 1998 Long Term Incentive Plan (the "Plan"):

                  EXISTING PLAN                                        PROPOSED CHANGE
                  -------------                                        ---------------
Authorizes the issuance of Awards under the Plan   Increases the authorized Awards issuable under the
of up to 10% of the total of (i) our common        Plan by increasing the percentage to be used in the
shares outstanding at the time an Award is         calculation of common shares under the Plan from 10%
granted plus (ii) the number of shares which       to 13%.  As of March 23, 2001, this proposed change
would be outstanding upon redemption of all        would increase the issuable Awards remaining under the
units in Corporate Office Properties, L.P. or      Plan by 990,592 common shares, from 45,054 to
other securities which are convertible into our    1,035,646 common shares.
common shares at the time the Award is granted
and which have not yet been redeemed.

BOARD RECOMMENDATION

The Board of Trustees has determined that it is in the shareholders' best interests to approve the amendment to the Plan. The Board believes that the amendment will enable us to continue to attract and retain senior and middle management by increasing the Awards available.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                  SUMMARY OF THE 1998 LONG TERM INCENTIVE PLAN

The material features of the current 1998 Long Term Incentive Plan are set forth below.

Types of Plan awards           The Plan provides for the grant of:
("Awards")
                               o    options to employees to acquire common
                                    shares intended to qualify as incentive
                                    stock options under Section 422 of the
                                    Internal Revenue Code;

                               o    options to acquire common shares not
                                    intended to qualify as incentive stock
                                    options under Section 422 of the Internal
                                    Revenue Code ("nonqualified stock options");

                               o dividend equivalents which may be granted alone or in conjunction with another Award.
                                    Dividend equivalents are rights to receive cash, common shares or other property equal in value to dividends paid with respect to a specified number of common shares; and

                               o shares that are subject to restrictions at the time of the award. Such shares could be issued subject to forfeiture if the recipients terminate employment or service with us for any reason or if certain performance goals are not met. While restrictions are in place, such shares may not be sold or transferred but holders are entitled to receive dividends and other ownership attributes of the shares, including the right to vote.

Available common shares        The Plan currently authorizes the issuance of up
                               to 10% of the total of (i) our common shares
                               outstanding at the time an Award is granted plus
                               (ii) the number of Shares which would be
                               outstanding upon redemption of all units in
                               Corporate Office Properties, L.P. or other
                               securities which are convertible into Shares at
                               the time the Award is granted and which have not
                               yet been redeemed. This amount is subject to
                               adjustment to prevent dilution or enlargement of
                               the rights of Plan participants. No more than
                               300,000 shares in the aggregate are available
                               for incentive stock option awards under the Plan
                               and no more than 30% of the total number of
                               shares reserved for issuance under the Plan
                               shall be cumulatively available for Awards of
                               restricted shares. If a participant forfeits or
                               does not exercise options under the Plan, those
                               allocated common shares will again become
                               available for grant.

Eligible Participants          Our employees and trustees, and employees and
                               trustees of our subsidiaries and affiliates. As
                               of March 23, 2001, 140 employees (including one
                               who is also a trustee) and six non-employee
                               trustees were



                                       10

                               eligible to participate in the Plan.

Administration                 The Compensation Committee of the Board of
                               Trustees administers the Plan ("Administrator")
                               including:

                               o    Granting awards,

                               o Determining affiliated entities eligible to participate, and

                               o    Determining the terms and conditions of
                                    Awards such as exercise price, grant price, vesting periods, waivers and method of exercising. The closing sale price per common share as reported on the New York
                                    Stock Exchange on March 23, 2001 was $9.25.

Maximum grants to a Plan       The Plan allows grants of up to 300,000 options
participant in one year        and 300,000 restricted shares per participant
                               annually, subject to adjustment to prevent
                               dilution or enlargement of the rights of Plan
                               participants.

Plan life                      The Plan allows Award grants until March 12,
                               2008, the tenth anniversary of the Plan.

Awards transferability and     Unless otherwise agreed to by the Administrator,
rights as a shareholder        Awards are not transferable except by will or the
                               laws of descent and distribution. A holder of an
                               option will have no rights as a shareholder with
                               respect to common shares subject to his or her
                               option until the option is exercised.

Payment for option             Participants may make payments for options
exercise price                 granted under the Plan in cash or, if permitted
                               by the Administrator, by exchanging common
                               shares having a fair market value equal to the
                               option exercise price.

Vesting upon change of         All outstanding Awards will become fully
control                        exercisable upon a change of control of
                               Corporate Office Properties Trust (as defined in
                               the Plan) unless otherwise provided by the
                               Administrator.

Amendments                     The Board of Trustees may amend, alter, suspend,
to the Plan                    discontinue or terminate the Plan without
                               shareholder approval unless such approval is
                               required under Section 422 of the Internal
                               Revenue Code. However, the consent of an
                               affected participant in the Plan is required if
                               an amendment would materially and adversely
                               affect the participant's rights under an
                               outstanding Award.

Certain Plan benefits          Because grants of Awards are to be made from
                               time to time by the Administrator to eligible
                               persons whom the Administrator determines in its
                               discretion should receive grants, the benefits
                               and amounts that may be awarded in the future to
                               persons eligible to participate in the Plan are
                               not presently determinable. Option grants to
                               purchase the following number of common shares
                               have been made under the Plan from its inception
                               through March 23, 2001: Clay W. Hamlin,
                               III--425,000; Randall M. Griffin--605,000; Roger
                               A. Waesche, Jr.--237,500; John H.
                               Gurley--110,152; Michael D. Kaiser--47,500;
                               Dwight S. Taylor--47,500; current executive
                               officers as a group--1,472,652; current
                               non-employee trustees as a group--85,000; and
                               all other employees as a group--842,848.
                               Restricted share grants made under the Plan from
                               its inception total 484,375 shares, all of which
                               were made to executive officers. As of March 23,
                               2001, the Plan had options outstanding to
                               purchase 2,743,476 common shares, 484,375
                               restricted shares outstanding and Awards
                               available for issuance of 45,054 shares.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes the principal federal income tax consequences of the Plan based on the current Internal Revenue Code and its regulations, and administrative and judicial interpretations. The summary does not address any foreign, state or local tax consequences of participation in the Plan.

SHARE OPTIONS. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to us. The tax consequences associated with the exercise of an option and the subsequent disposition of common shares acquired on the exercise of such option depend on whether the option is an incentive stock option or a nonqualified stock option.

Upon the exercise of a nonqualified stock option, the recipient will recognize ordinary taxable income equal to the excess of the fair market value of the common shares received upon exercise over the exercise price. We will generally be able to claim a deduction in an equivalent amount.

Any gain or loss upon a subsequent sale or exchange of the common shares will be subject to capital gain or loss. The capital gain tax rate will depend on the length of time that a recipient holds the shares and other factors.

Upon the exercise of an incentive stock option, a recipient will generally not recognize ordinary taxable income at the time of exercise and no deduction will be available to us, provided the recipient exercises the option as an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death) ("Termination Period").

If an incentive stock option granted under the Plan is exercised after the Termination Period, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the Plan will be treated as a nonqualified stock option to the extent it (together with any other incentive stock options granted under our plans and plans of our subsidiaries) first becomes exercisable in any calendar year for common shares having a fair market value, determined as of the date of grant, in excess of $100,000.

If common shares acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If common shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the recipient will recognize ordinary income at the time of disposition, and we will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the common shares at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, and the rate will depend on how long the common shares have been held. Where common shares are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the common shares have been held.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the recipient, it would result in an increase in the recipient's alternative minimum taxable income and may result in an alternative minimum tax liability.

DIVIDEND EQUIVALENT RIGHTS. With respect to dividend equivalent rights under the Plan, generally, when a recipient receives payment with respect to the dividend equivalent right, the amount of cash and the fair market value of any other property received will be ordinary income to such recipient and will be allowed as a deduction for federal income tax purposes to us.

RESTRICTED SHARES. In general, the grant of restricted shares will not be a taxable event to a recipient and it will not result in a deduction to us, until such shares are transferable by the recipient or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the shares are either transferable or are no longer subject to a substantial risk of forfeiture, the recipient will recognize ordinary taxable income equal to the fair market value of the common shares (less any amounts paid for such shares) at that time. We will generally be able to claim a deduction in an equivalent amount. However, a recipient may elect to recognize ordinary taxable income in the year the restricted share grant is awarded equal to the fair market value of the common shares subject to the restricted share grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions on transfer. In such circumstances, we will generally be able to claim a deduction in an equivalent amount in the same year. Any gain or loss recognized by the recipient upon the subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted share grant are forfeited, or if the market value declines during the restriction period, the recipient will not be entitled to any tax deduction or tax refund.

PAYMENT OF WITHHOLDING TAXES. We may withhold, or require a recipient to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Plan.

SPECIAL RULES. Special rules may apply to a recipient who is subject to Section 16(b) of the Securities Exchange Act of 1934 as in effect from time to time (generally Trustees, officers and 10% shareholders). Certain additional special rules apply if the exercise price for an option is paid in shares previously owned by the recipient rather than in cash.

LIMITATION ON DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with options and other awards granted under the Plan) by a public company to a "covered employee" (our chief executive officer and four other most highly compensated executive officers) to no more than $1 million. We currently intend to structure options and other awards granted under the Plan to comply with an exception to nondeductibility under Section 162(m) of the Internal Revenue Code.

                      REPORT OF THE COMPENSATION COMMITTEE

WHAT IS OUR COMPENSATION PHILOSOPHY?

Our philosophy is to provide competitive compensation levels for senior management and to align compensation levels with the long-term interests of our shareholders. We have designed the compensation of the senior management team to motivate management to focus on our operating results and sustained shareholder value by:

     o Establishing a plan that attracts, retains and motivates key management through competitive compensation within the REIT industry.
     o Linking a portion of senior management compensation with the returns realized by shareholders.
     o Building a pay-for-performance system which encourages and rewards successful initiatives within a team environment based on company, business unit and individual objectives.

WHAT IS THE STRUCTURE OF OUR EXECUTIVE COMPENSATION?

The elements of our executive compensation program are:

     o    base salary,
     o    annual incentive awards,
     o    long-term incentives, and
     o    special awards in recognition of superior achievements.

Our compensation plan has been structured to provide incentives for senior management performance that promote continuing improvements in our financial results and share price over both the short and long-term.

HOW DO WE DETERMINE BASE SALARIES?

We determine base salaries by each individual's experience and comparisons to similar base salaries in other REITs and the real estate industry. Base salaries generally approximate the median of the salaries shown in our REIT peer group comparison. Special factors considered in determining the compensation of our CEO are discussed below. Changes in salaries will depend upon such factors as individual performance, compensation levels within the industry and the economic conditions affecting our business.

HOW DO WE DETERMINE ANNUAL INCENTIVE AWARDS?

We establish annual incentive award targets for the senior management team at the beginning of each fiscal year. The annual incentive award, which may be a combination of cash bonus and share option grants, is based on the individual's success in achieving those targets.

We base the amount of the award on a combination of the following segments:

     o    COPT's overall performance,
     o    business unit performance, and
     o    individual performance.

The relative importance of each segment is determined by the senior manager's position within our organization. The CEO and President and COO awards are based on operating results and shareholder return. The awards to other senior managers are based on the strategic accomplishments and performance of their business units. The overall operating objectives are based on two measurements related to our funds from operations and adjusted funds from operations. The bonus plan provides that no bonus will be paid unless a threshold level of performance, as approved by the Compensation Committee, is achieved. The Compensation Committee has the option to recommend to the Board of Trustees the increase of awards to members of the senior management team who have shown exemplary performance and far exceeded all objectives.

HOW DO WE DETERMINE THE COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER?

Mr. Hamlin served as our Chief Executive Officer during 2000. The compensation awarded to Mr. Hamlin consisted primarily of base salary and an annual incentive award. Mr. Hamlin's base salary and annual incentive award are significantly below comparable REIT Chief Executive Officers. Mr. Hamlin's base salary was set at this level as a result of his substantial equity interest in Corporate Office Properties Trust as shown in the section entitled "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners."

                                                     COMPENSATION COMMITTEE

                                                     Edward A. Crooke
                                                     Kenneth S. Sweet, Jr.


                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Corporate Office Properties Trust's Board of Trustees (the "Audit Committee") is comprised of three Trustees. Each of these Trustees meets the independence and experience requirements of the New York Stock Exchange. The Audit Committee adopted and, in May 2000, the Board of Trustees approved a written charter outlining the Audit Committee's practices. A copy of the charter is attached to this proxy statement as Exhibit A.

Management is responsible for the Company's financial statements, financial reporting process and internal financial controls. The independent auditors are responsible for performing an independent audit in accordance with generally accepted auditing standards and for issuing an opinion as to the conformity of the Company's annual financial statements to generally accepted accounting principles. The role of the Audit Committee is to assist the Board of Trustees in overseeing these activities.

The Audit Committee met quarterly with the Company's accounting and financial management team, general counsel and independent auditors. The Audit Committee also met with the Company's accounting and financial management team and independent auditors to review the Company's annual reporting on Form 10-K, including the Company's consolidated financial statements, and quarterly reporting on Form 10-Q prior to the Company's filing of these reports with the Securities and Exchange Commission. In addition, the independent auditors met telephonically with the Chairman of the Audit Committee prior to the Company's release of annual and quarterly earnings.

Management has represented to the Audit Committee that the Company's consolidated financial statements for the year ended December 31, 2000 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61, which addresses communication between audit committees and independent auditors. The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, which addresses independence discussions between auditors and audit committees. The Audit Committee also held discussions with the independent auditors regarding their independence from the Company and its management and considered whether the independent auditor's provision of non-audit services provided to the Company during 2000 is compatible with maintaining the auditor's independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees and the Board of Trustees has approved that the Company's audited consolidated financial statements be included in the Company's 2000 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                     AUDIT COMMITTEE

                                                     Kenneth D. Wethe, Chairman
                                                     Betsy Z. Cohen
                                                     Robert L. Denton


            FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

For the year ended December 31, 2000, PricewaterhouseCoopers LLP, our independent auditors and principal accountant, billed the approximate fees set forth below:

Fees for audit of consolidated financial statements and reviews
   of quarterly consolidated financial statements                     $114,600
Fees for other services                                               $ 85,990

                         COMMON SHARES PERFORMANCE GRAPH

The following graph assumes $100 was invested on December 31, 1995 in the common shares of the predecessor corporation to Corporate Office Properties Trust and continued to be invested in Corporate Office Properties Trust after its reformation as a Maryland trust in March 1998. This graph compares the cumulative return (assuming reinvestment of dividends) of this investment with a similar investment at that time in the S&P 500 Index or the Equity Index of the National Association of Real Estate Investment Trusts ("NAREIT").

                    COMPARISON OF FIVE YEAR CUMULATIVE RETURN


[In the printed version there appears a graphic with the following plot points depicted]




                                    1995      1996      1997      1998     1999       2000
                                    ----      ----      ----      ----     ----       ----
Corporate Office Properties
  Trust (NYSE symbol "OFC")        100.00    115.74    248.15    188.34    217.61    301.20
S&P 500                            100.00    122.96    163.99    210.86    255.20    231.96
NAREIT Equity                      100.00    135.27    162.67    134.20    128.00    161.75

                        SHARE OWNERSHIP OF OUR TRUSTEES,
                   EXECUTIVE OFFICERS AND 5% BENEFICIAL OWNERS


The following table shows certain information as of March 23, 2001 regarding the beneficial ownership (as defined under the regulations of the Securities and Exchange Commission) of our common shares and units in our operating partnership by each Trustee, each nominee for election as Trustee, each executive officer, all Trustees and executive officers as a group and each person known to us to be the beneficial owner of more than five percent of our outstanding common shares. Each person named in the table below has voting and investment power with respect to the securities listed opposite such person's name, except as otherwise noted.

                                                                                      COMMON       PREFERRED
                                                                                    PARTNERSHIP   PARTNERSHIP    PERCENT OF
                                                        COMMON SHARES  PERCENT OF      UNITS         UNITS       ALL COMMON
                                                        BENEFICIALLY   ALL COMMON   BENEFICIALLY  BENEFICIALLY   SHARES AND
                                                          OWNED(1)     SHARES(1)       OWNED         OWNED        UNITS(2)
                                                        -------------  ----------   ------------  ------------   -----------
Constellation Real Estate, Inc. and affiliates(3) .      8,876,171        43.5%           --            --          27.5%
United Properties Group, Inc.(4) ..................           --          --              --       1,016,662         7.5
Jay H. Shidler(5) .................................        317,500         1.6       3,448,317          --          11.7
Clay W. Hamlin, III(6) ............................        666,433         3.2       3,954,710          --          14.2
Betsy Z. Cohen ....................................         12,000          *             --            --            *
Edward A. Crooke ..................................         15,000          *             --            --            *
Robert L. Denton ..................................         10,000          *          434,910          --           1.4
Steven D. Kesler ..................................         10,468          *             --            --            *
Kenneth S. Sweet, Jr. .............................         38,875          *             --            --            *
Kenneth D. Wethe ..................................         25,310          *             --            --            *
Randall M. Griffin ................................        519,067         2.5            --            --           1.6
Roger A. Waesche, Jr. .............................        156,125          *             --            --            *
John H. Gurley ....................................         42,121          *             --            --            *
Michael D. Kaiser .................................         78,333          *             --            --            *
Dwight S. Taylor ..................................         72,683          *             --            --            *
All Trustees and Executive Officers as a Group
    (13 persons) ..................................      1,963,916         9.2%      7,837,937          --          29.6%

-------------------

*    Represents less than one percent.

(1) Includes the following common shares issuable under options exercisable within 60 days of March 23, 2001: 17,500--Shidler; 360,833--Hamlin; 10,000--Cohen; 10,000--Crooke; 10,000--Denton; 10,000--Kesler;
     17,500--Sweet; 25,000--Wethe; 201,667--Griffin; 70,000--Waesche;
     42,121--Gurley; 28,333--Kaiser; 28,333--Taylor; and 831,288--all
     Trustees and executive officers as a group.
(2) Assumes that all units of our operating partnership are exchanged for common shares and assumes we elect to issue common shares rather than pay cash upon exchange of partnership units.
(3) Constellation Real Estate, Inc. and its affiliates are located at 111 Market Place, Baltimore, Maryland 21202. In addition to the common shares in the table, Constellation also owns one Series A convertible preferred share which is convertible into two common shares.
(4) United Properties Group, Inc. is located at 305 West Grand Street, Suite 100, Montvale, New Jersey 07645. United Properties Group, Inc.'s preferred units in our operating partnership are convertible into 2,420,672 common units in our operating partnership.
(5) Jay Shidler's address is 810 Richards Street, Suite 1000, Honolulu, Hawaii 96813.
(6) Clay Hamlin's address is 401 City Avenue, Suite 615, Bala Cynwyd, Pennsylvania 19004.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of share ownership (and changes in share ownership) by our Trustees, officers and greater than 10% shareholders. Our Trustees, officers and greater than 10% shareholders are required by those rules to furnish us with copies of the reports of share ownership (and changes in share ownership) they file with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us, we believe that during the year ended December 31, 2000, all filings applicable to our Trustees, officers and greater than 10% shareholders were filed on a timely basis.

                           SUMMARY COMPENSATION TABLE

The table below provides information about the annual compensation of our Chief Executive Officer and our other four most highly compensated executive officers who were executive officers as of December 31, 2000.

                                                                                               LONG TERM
                                                    ANNUAL COMPENSATION($)                 COMPENSATION AWARDS
                                             -----------------------------------------  -------------------------
                                                                                        RESTRICTED
                                                                                          SHARE                          OTHER
                                                                            OTHER         AWARDS        SHARE         COMPENSATION
NAME AND POSITION                YEAR        SALARY(1)      BONUS(1)   COMPENSATION(2)    ($)(3)       OPTIONS(4)        ($)(5)
-----------------                ----        ---------      --------   ---------------  -----------    ----------     ------------
Clay W. Hamlin, III              2000        103,462           --        $  25,643           --          225,000         12,014
Chief Executive Officer          1999         90,000           --            6,765           --          200,000          1,216
                                 1998         88,503         38,500            571           --             --             --

Randall M. Griffin               2000        350,190        131,438        106,412         97,565        105,000         14,960
President and Chief              1999        311,585        170,000         16,795      2,212,500        300,000         11,828
  Operating Officer              1998         62,308         38,500          3,000           --          200,000          2,059

Roger A. Waesche, Jr.            2000        186,547         58,203         33,367           --          155,000          7,628
Senior Vice President and        1999        170,993         80,000         20,513        576,172           --            6,851
    Chief Financial Officer      1998         40,385         15,000          2,019           --           82,500          2,154

Michael D. Kaiser                2000        141,235         19,550         45,815           --           20,000          8,428
President of Corporate           1999        134,774         37,000          8,180        368,750           --            7,823
 Realty Management, LLC          1998         30,462         26,400            445           --           27,500          1,998

Dwight S. Taylor                 2000        156,923         40,994         23,205           --           20,000          1,825
President of Corporate           1999        139,820         50,000         13,242        322,656           --            1,760
  Development Services, LLC      1998         29,344          6,500          1,642           --           27,500            443

-------------------------

(1) Messrs. Griffin, Waesche, Kaiser and Taylor became officers of Corporate Office Properties Trust on September 28, 1998. Cash bonuses paid for 2000 were reduced by the amount of dividends paid on unvested restricted Common Shares. The reduction of cash bonuses in 2000 was a one time event and is not anticipated to be ongoing. Dividends paid on unvested common shares for 2000 were as follows: Mr. Griffin: $231,563; Mr. Waesche: $57,891; Mr.
     Kaiser: $37,050; and Mr. Taylor: $32,419. These dividend payments are not included in the amounts reported in the above table.

(2) Includes auto allowances, Company matching of officers' 401(k) contributions, income tax payments associated with the vesting of restricted share grants and cash paid in lieu of receiving share option grants.

(3) Represents the value of grants of restricted shares that were made under our 1998 Long Term Incentive Plan on the date of grant. These shares are subject to forfeiture restrictions that lapse annually through 2004 upon the Company's attainment of defined earnings or shareholder return growth targets. These shares may not be sold, transferred or encumbered while the forfeiture restrictions are in place. Holders of these shares have the right to vote and receive dividends on the shares. As of December 31, 2000, the total holdings of common shares granted and the market value of such holdings (based on the closing price per common share as reported on the New York Stock Exchange of $9.9375) were as follows: Mr. Griffin:
     312,500 shares ($3,105,469); Mr. Waesche: 78,125 shares ($776,367); Mr.
     Kaiser: 50,000 shares ($496,875); and Mr. Taylor: 43,750 shares ($434,766).
     Restricted shares vesting totaled 15,625 in 2000 and 8,593 in 1999.

(4) Does not reflect options granted during 2001 that were attributable to 2000. A summary of these options by the named officers follows: Mr. Hamlin:
     193,500 options; Mr. Griffin: 50,000 options; and Mr. Taylor: 75,000 options. Mr. Kaiser was paid $25,000 in cash for 2000 in lieu of receiving 25,000 share options; this payment is included in other annual compensation for 2000.

(5) Includes medical expenses, health insurance, life insurance and personal financial and tax preparation fees paid by the Company on behalf of the officers.

                              EMPLOYMENT AGREEMENTS

We have an employment agreement with Clay W. Hamlin, III for a basic term of July 1, 1999 through December 31, 2000 with continuous and self-renewing one-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Hamlin's base salary is $100,000 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling $20,500 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Hamlin based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have an employment agreement with Randall M. Griffin for a five-year basic term commencing July 1, 1999 with a continuous and self-renewing three-year term after the third year of the basic term without further action unless terminated by either party on one day's prior notice. Under the agreement, Mr. Griffin's base salary is $350,000 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling $16,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Griffin based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have an employment agreement with Roger A. Waesche, Jr. for a three-year term commencing July 1, 1999 with continuous and self-renewing three-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Waesche's base salary is $200,000 per year and he receives an additional automobile allowance totaling $7,500 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Waesche based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have an employment agreement with Dwight S. Taylor for a three-year term commencing September 15, 1999 with continuous and self-renewing three-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Taylor's base salary is $165,000 per year and he receives an additional automobile allowance totaling $9,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Taylor based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have an employment agreement with Michael D. Kaiser for a three-year term commencing September 15, 1999 with continuous and self-renewing three-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Kaiser's base salary is $145,000 per year and he receives an additional automobile allowance totaling $9,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Kaiser based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

                               OPTION GRANT TABLE

The table below provides information about grants of share options made during 2000 to the executive officers shown in our Summary Compensation Table.

                            Number of       Percent of    Weighted
                          Common Shares       Total       Average
                            Underlying       Options      Exercise
                         Options Granted    Granted to    Price per                          Grant Date
Name                           (1)          Employees    Common Share    Expiration Date   Present Value(2)
----                     ---------------    -----------  ------------    ---------------   ----------------
Clay W. Hamlin, III          225,000           23.9         $7.63             1/1/10          $218,250

Randall M. Griffin           105,000           11.1         $8.13         1/1/10-9/12/10      $104,900

Roger A. Waesche, Jr         155,000           16.4         $9.34         1/3/10-9/12/10      $168,500

Michael D. Kaiser             20,000            2.1         $7.63             1/3/10          $ 19,000

Dwight S. Taylor              20,000            2.1         $7.63             1/3/10          $ 19,000

------------------------
(1) All options are granted at the fair market value of the common shares at the date of grant. Options granted are for a term of ten years from the date of grant and generally vest over a 3 to 5 year period after the grant date, although all of Mr. Hamlin's 2000 option grants and 25,000 of Mr. Griffin's 2000 option grants were fully vested on the date of grant.

(2) We chose to use the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All share option valuation models, including the Black-Scholes model, require a prediction about the future movement of the share price. The following assumptions were made for purposes of calculating the grant date present value: an expected life range of 3.5 to
     5.0 years, volatility of 26%, a dividend yield of 8.2% and a risk-free interest rate range of 5.99% to 6.74%. The real value of the options in this table depends upon the actual performance of our common shares during the applicable period.

                              OPTION EXERCISE TABLE

The table below provides information about the exercise of share options during 2000 and the value of share options unexercised at the end of 2000 for executive officers. Value is calculated using the difference between the option exercise price and the year-end share price multiplied by the number of shares underlying the options.

                                                      No. of Shares Underlying          Value of Unexercised
                            No. of                      Unexercised Options at         in-the-money Options at
                            Shares                         December 31, 2000              December 31, 2000
                          Acquired on   Value        ----------------------------   ----------------------------
Name                       Exercise    Realized      Exercisable    Unexercisable   Exercisable    Unexercisable
----                      -----------  --------      -----------    -------------   -----------    -------------
Clay W. Hamlin, III          --        $  --           360,833          66,667        $617,848        $ 45,833
Randall M. Griffin           --           --           201,667         403,333         174,896         883,542
Roger A. Waesche, Jr         --           --            70,000         167,500          72,500          77,031
Michael D. Kaiser            --           --            28,333          19,167          35,729          29,427
Dwight S. Taylor             --           --            28,333          19,167          35,729          29,427

                              CERTAIN TRANSACTIONS

During 2000, we acquired three parcels of land from Constellation Real Estate, Inc., our largest shareholder, for $6,441,000.

We recognized revenue of $712,000 in 2000 on office space leased to Constellation Real Estate, Inc. During 2000, Corporate Office Management, Inc. earned fees from a project consulting and management agreement with Constellation Real Estate, Inc. of $150,000. During 2000, Corporate Realty Management, LLC earned fees and expense reimbursements of $101,000 under a property management agreement with Baltimore Gas and Electric Company, an affiliate of Constellation Real Estate, Inc.

              REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

Article II, Section 13 of our Bylaws provides that a shareholder may not nominate a person for election as a Trustee or propose business to be considered by the shareholders at an annual meeting unless (i) the shareholder is a holder of record both at the time of giving the notice described in (iii) below and at the time of the annual meeting, (ii) the shareholder is entitled to vote at the annual meeting and (iii) the shareholder delivers written notice of such shareholder's intent to make such nomination or proposal (containing the relevant information described below) to our Secretary at our principal executive offices not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must deliver such written notice not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting. The public announcement of a postponement or adjournment of an annual meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice as described above. If the number of Trustees to be elected to the Board of Trustees is increased and we do not make a public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's written notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered to our Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement.

Article II, Section 13 of our Bylaws also provides that a shareholder may not nominate a person for election as a Trustee at a special meeting of shareholders at which Trustees are to be elected unless (i) the Board of Trustees has determined that Trustees shall be elected at the special meeting, (ii) the shareholder is a holder of record both at the time of giving the notice described in (iv) below and at the time of the special meeting, (iii) the shareholder is entitled to vote at the special meeting and (iv) the shareholder delivers written notice of such shareholder's intent to make such nomination (containing the relevant information described below) to our Secretary at our principal executive offices not earlier than the close of business on the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which we first make a public announcement of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at the special meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice as described above.

The shareholder's notice must set forth, as relevant, (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such shareholder, as they appear on our books, and of the beneficial owner, and the number of each class of our shares which are owned beneficially and of record by the shareholder and beneficial owner.

For purposes of the procedures described above, our Bylaws define a "public announcement" as disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by us with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

A shareholder also must comply with all applicable requirements of state law and of the Exchange Act and its rules and regulations with respect to nominations of Trustees and proposals of business to be conducted at our shareholder meetings. The chairman of a meeting may refuse to acknowledge the nomination of any person by a shareholder or any shareholder proposal not made in compliance with the procedures described above. Such procedures will not be deemed to affect any rights of shareholders to request inclusion of proposals in our proxy statements pursuant to Rule 14a-8 under the Exchange Act.

                              INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP performed customary auditing services for us for the year ended December 31, 2000. We have selected PricewaterhouseCoopers as our auditors for the next year. We expect one of its representatives to be present at the Annual Meeting who will have an opportunity to make a statement, if they desire to do so, and to answer questions.

                           ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this proxy statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission that includes all financial statements and schedules. You must make this request in writing to the Vice President-Investor Relations, at IR@COPT.COM or 8815 Centre Park Drive, Suite 400, Columbia, MD 21045.

                                                                       EXHIBIT A

                        CORPORATE OFFICE PROPERTIES TRUST
                         CHARTER OF THE AUDIT COMMITTEE
                               SEPTEMBER 13, 1999

                                MISSION STATEMENT

To oversee the financial reporting process, the system of internal controls and the audit process by external auditors.

To report and make recommendations to the Board of Directors.

                               SCOPE OF ACTIVITIES

     o    To recommend engagement or discharge of external auditors.

     o    To review external auditors' proposed audit scope and approach.

     o    To review the performance and fee arrangements of external auditors.

     o    To review the adequacy of the Company's internal control structure.

     o To conduct a review of the financial statements, including Management's Discussion and Analysis and audit findings. Suggest improvements to management.

     o    To review interim unaudited financial reports.

     o To review the policies and procedures in effect for the review of officers' expenses and perquisites.

     o To review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

     o To review, with Company's counsel, any legal matters that could have a significant impact on the Company's financial statements.

     o To review the findings of any examination by regulatory agencies such as the Securities and Exchange Commission.

     o To review and confirm the independence of the external auditors by reviewing nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards.

     o To meet with external auditors on a quarterly basis, or as needed, to review audit committee issues as determined by the Chairperson in collaboration with other members of the Audit Committee or management.

                             COMMITTEE ORGANIZATION

Membership:         The Audit Committee will consist of three independent
                    directors selected by the Board of Directors.

                    Current members include Betsy Cohen, Rob Denton and Ken Wethe. Steve Kesler serves as a technical advisor to the Audit Committee. The current Chairperson of the Audit Committee is Kenneth D. Wethe.

Meetings:           Meetings shall be held quarterly prior to the general Board of Directors' Meeting and periodically as needed. Meetings of the Audit Committee shall be called by the Chairperson in collaboration with Management or the other members of the Audit Committee. Meetings are open to all Board Members.

                           REPORTING RESPONSIBILITIES

Regularly update the Board of Directors about Audit Committee activities and make appropriate recommendations.

                       CORPORATE OFFICE PROPERTIES TRUST

                         ANNUAL MEETING OF SHAREHOLDERS

                             THURSDAY, MAY 17, 2001
                                   10:00 A.M.

                        THE WORLD TRADE CENTER BALTIMORE
                             401 EAST PRATT STREET
                              BALTIMORE, MARYLAND

------------------------------------------------------------------------------

[LOGO]                                                                   PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES FOR USE AT THE ANNUAL MEETING ON MAY 17, 2001.

The common shares you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Clay W. Hamlin, III and Randall M. Griffin, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                      SEE REVERSE FOR VOTING INSTRUCTIONS.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Corporate Office Properties Trust, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


                               PLEASE DETACH HERE

           THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of Trustees:      01 Jay H. Shidler        / / Vote FOR             / / Vote WITHHELD
                              02 Clay W. Hamlin, III       all nominees             from all nominees
                              03 Edward A. Crooke          (except as marked)
                              04 Kenneth S. Sweet, Jr.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

                                           /___________________________________/


2. To amend the 1998 Long Term Incentive Plan.    / / For   / / Against   / / Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box / /
Indicate changes below:


-------------------------------------------------

Date _______________


-------------------------------------------------
Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.